As filed with the Securities and Exchange Commission on September 17, 2009

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-2511577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan	48106
(Address of Principal Executive Offices)	(Zip Code)

Domino’s Pizza 401(k) Savings Plan

(Full Title of the Plan)

David A. Brandon

Chairman and Chief Executive Officer

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Name and Address of Agent for Service)

(734) 930-3030

(Telephone Number, including Area Code of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Craig E. Marcus, Esq.	Kenneth B. Rollin Esq.
Ropes & Gray LLP	Domino’s Pizza, Inc.
One International Place	Executive Vice President & General Counsel
Boston, Massachusetts 02110	30 Frank Lloyd Wright Drive
Telephone: (617) 951-7000	Ann Arbor, Michigan 48106
Telecopy: (617) 951-7050	Telephone: (734) 930-3030
Telecopy: (734) 747-6210

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

☑ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	2,000,000 shares	$8.04	$16,080,000	$897.26

(1)	The offering price for the shares of $8.04 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average high and low prices of Domino’s Pizza Inc. Common Stock, par value $.01 per share, reported on the New York Stock Exchange on September 11, 2009.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 2,000,000 additional shares of common stock to be offered pursuant to the Domino’s Pizza 401(k) Savings Plan (the “Plan”) of Domino’s Pizza, Inc. (the “Company”). A registration statement on Form S-8 (No. 333-121830), filed with the Securities & Exchange Commission on January 4, 2005 to register 1,000,000 shares of common stock offered pursuant to the Plan is currently effective and is hereby incorporated herein by reference. The Registrant has submitted the Plan and intends to submit any amendments thereto to the Internal Revenue Service in a timely manner and intends to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Ann Arbor, State of Michigan, on the 17th day of September, 2009.

DOMINO’S PIZZA, INC.

By:	/s/ Wendy A. Beck
Name:	Wendy A. Beck
Title:	Executive Vice President

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David A. Brandon and Wendy A. Beck, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission as that attorney-in-fact may deem necessary or appropriate.

*            *            *            *             *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Brandon	Chairman of the Board, Chief Executive Officer	September 17, 2009
David A. Brandon	(Principal Executive Officer) and Director

/s/ Wendy A. Beck	Executive Vice President, Chief Financial Officer	September 17, 2009
Wendy A. Beck	(Principal Financial and Accounting Officer)

/s/ Andrew B. Balson	Director	September 17, 2009
Andrew B. Balson

/s/ Diana F. Cantor	Director	September 17, 2009
Diana F. Cantor

/s/ Vernon “Bud” O. Hamilton	Director	September 17, 2009
Vernon “Bud” O. Hamilton

/s/ Mark E. Nunnelly	Director	September 17, 2009
Mark E. Nunnelly

/s/ Robert M. Rosenberg	Director	September 17, 2009
Robert M. Rosenberg

EXHIBIT INDEX

Exhibit	Description

4.1	Domino’s Pizza 401(k) Savings Plan.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24	Powers of Attorney (contained under Signatures and Power of Attorney).